As filed with the Securities and Exchange Commission on November 5, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIMITED BRANDS, INC.*
(Exact Name of Registrant as Specified in Its Charter)

Delaware	31-1029810
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Three Limited Parkway
P.O. Box 16000
Columbus, Ohio, 43216
(614) 415-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Douglas L. Williams
Senior Vice President and General Counsel
Limited Brands, Inc.
Three Limited Parkway, P.O. Box 16000
Columbus, Ohio, 43216
(614) 415-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Sarah Beshar
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

*	Includes certain subsidiaries of Limited Brands, Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.50 par value
Preferred Stock, $1.00 par value
Depositary Shares
Debt Securities
Guarantees of Debt Securities (2)
Warrants
Purchase Contracts
Units
Total
(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)
No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Bath & Body Works Brand Management, Inc.	Delaware	5600	52-2450868
Bath & Body Works, LLC	Delaware	5600	52-2455381
beautyAvenues, Inc.	Delaware	5600	52-2450857
Intimate Brands, Inc.	Delaware	5600	51-0346269
Limited Brands Direct Fulfillment, Inc.	Delaware	5600	52-2450847
Limited Service Corporation	Delaware	5600	31-1048997
Limited Store Planning, Inc.	Delaware	5600	31-1301070
Mast Industries, Inc.	Delaware	5600	04-2468696
Victoria’s Secret Direct Brand Management, LLC	Delaware	5600	52-2450873
Victoria’s Secret Stores Brand Management, Inc.	Delaware	5600	52-2450861
Victoria’s Secret Stores, LLC	Delaware	5600	54-2170171

*
The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Tel. (614) 415-7000.

PROSPECTUS

LIMITED BRANDS, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

This prospectus relates to common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that Limited Brands, Inc. may sell from time to time in one or more offerings. The debt securities may be guaranteed by one or more subsidiaries identified in this prospectus on terms to be determined at the time of the offering. This prospectus will allow us to issue securities over time.

We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “LTD.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. See “Risk Factors” beginning on page 5 of this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2010

In this prospectus the terms “Limited Brands,” “we,” “us,” “our” and the “Company” refer to Limited Brands, Inc.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities. Information under Item 2.02 or 7.01 furnished in Current Reports on Form 8-K is not incorporated by reference herein:

•
Annual Report on Form 10-K for the year ended January 30, 2010 (the “2009 Annual Report”) (including the portions of the proxy statement for our annual meeting of stockholders held on May 27, 2010, filed on April 7, 2010 and incorporated by reference therein).

•	Quarterly Reports on Form 10-Q for the quarterly periods ended May 1, 2010 and July 31, 2010.

•	Current Reports on Form 8-K filed on February 1, 2010, March 9, 2010, March 18, 2010, April 21, 2010, May 5, 2010, May 18, 2010 and June 2, 2010.

•	The description of our capital stock contained in the Form 8 Amendment to Form 8-A, filed on September 11, 1989, as amended.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Limited Brands, Inc.
Three Limited Parkway
P.O. Box 16000
Columbus, Ohio 43216
(614) 415-7076

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provided no assurance as to the reliability or, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this prospectus or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this prospectus or otherwise made by our company or our management:

•	general economic conditions, consumer confidence and consumer spending patterns;

•	the global economic crisis and its impact on our suppliers, customers and other counterparties;

•	the impact of the global economic crisis on our liquidity and capital resources;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	the seasonality of our business;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to expand into international markets;

•	independent licensees and franchisees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•
market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•
consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance our brand image;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	our reliance on foreign sources of production, including risks related to:

•	political instability;

•	duties, taxes, other charges on imports;

•	legal and regulatory matters;

•	volatility in currency and exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and related pricing impacts;

•	the disruption of imports by labor disputes; and

•	changing expectations regarding product safety due to new legislation.

•	the possible inability of our manufacturers to deliver products in a timely manner or meet quality standards;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	self-insured risks;

•	our ability to implement and sustain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

LIMITED BRANDS, INC.

Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, La Senza, C.O. Bigelow, White Barn Candle Co. and Henri Bendel, is an international company. The Company operates 2,665 specialty stores in the United States and its brands are sold in more than 700 Company-operated and franchised additional locations world-wide. The Company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Limited Brands was re-incorporated as The Limited, Inc. under the laws of Delaware in 1982 and changed its name to Limited Brands, Inc. in May 2002. Our principal executive offices are located at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216. Our Investor Relations telephone number is 614-415-7076. Internet users can obtain information about Limited Brands and its services at http://www.limitedbrands.com. However, the information on our website, on the Victoria’s Secret website, on the Bath & Body Works website, on the Henri Bendel website and on the La Senza website is not a part of this prospectus.

THE GUARANTORS

Limited Brands, Inc. is a holding company and its most significant assets are the stock and membership interests of its subsidiaries. The guarantors of the debt securities may include the following companies, each of which is a direct or indirect subsidiary of Limited Brands, Inc.:

•	Bath & Body Works Brand Management, Inc.

•	Bath & Body Works, LLC

•	beautyAvenues, Inc.

•	Intimate Brands, Inc.

•	Limited Brands Direct Fulfillment, Inc.

•	Limited Service Corporation

•	Limited Store Planning, Inc.

•	Mast Industries, Inc.

•	Victoria’s Secret Direct Brand Management, LLC

•	Victoria’s Secret Stores Brand Management, Inc.

•	Victoria’s Secret Stores, LLC

If so provided in a prospectus supplement or term sheet, each of the guarantors will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations.

RISK FACTORS

Investing in our securities may involve risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” beginning of page 5 of our annual report on Form 10-K filed for the year ended January 30, 2010, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which could include repayments of outstanding debt, and for business acquisitions or investments.

RATIOS OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratios of earnings to fixed charges for the periods indicated. The ratios have been calculated based upon earnings from continuing operations before fixed charges and taxes on income. Fixed charges include interest and an estimate of the portion of minimum rentals that represents interest.
For the Twenty-Six Weeks Ended	For the Fiscal Years Ended
July 31, 2010	January 30, 2010	January 31, 2009	February 2, 2008	February 3, 2007	January 28, 2006
3.5	2.8	2.8	5.0	5.7	5.0

For the purpose of calculating the ratios of earnings to fixed charges, we calculate earnings by adding fixed charges and distributions from equity method investees, net of income or losses from equity method investees, to pre-tax income from continuing operations before non-controlling interests in consolidated subsidiaries and cumulative effect of changes in accounting principle. Fixed charges include total interest and a portion of rent expense, which we believe is representative of the interest factor of our rent expense. Interest associated with income tax liabilities is excluded from our calculation. Pre-tax income includes the effect of the following special items:

In the twenty-six weeks ended July 31, 2010: a $52 million pre-tax gain related to the sale of a portion of our shares of Express in its initial public offering; a $49 million pre-tax gain related to a cash distribution from Express; a $25 million pre-tax loss associated with the early retirement of portions of our 2012 and 2014 maturity bonds; and a $20 million pre-tax gain, $42 million net of related tax benefits, related to the sale of our remaining interest in Limited Stores.

In the fiscal year ended January 30, 2010: a $9 million pre-tax gain, $14 million net of related tax benefits, associated with the reversal of an accrued contractual liability as a result of the divestiture of a joint venture.

In the fiscal year ended January 31, 2009: a $215 million impairment charge related to goodwill and other intangible assets for our La Senza business, a $128 million gain related to the divestiture of a personal care joint venture, a $23 million expense related to restructuring activities, a $19 million impairment charge related to a joint venture and a $13 million pre-tax gain related to a cash distribution from Express.

In the fiscal year ended February 2, 2008: a $302 million gain related to the divestiture of Express, a $100 million pre-tax gain related to a cash distribution from Easton Town Center, LLC, a $72 million loss related to the divestiture of Limited Stores, LLC, a $48 million gain related to initial recognition of income for unredeemed gift cards at Victoria’s Secret stores, a $53 million expense related to various restructuring activities, a $37 million gain related to asset sales and a $17 million pre-tax gain related to an interest rate hedge.

In the fiscal year ended February 3, 2007: $26 million in incremental share-based compensation expense related to the effect of adopting the authoritative guidance included in Accounting Standards Codification (“ASC”) Subtopic 718, Compensation – Stock Compensation.

In the fiscal year ended January 28, 2006: a $40 million gain of pre-tax interest income related to an Internal Revenue Service tax settlement and a $30 million gain related to initial recognition of income for unredeemed gift cards at Bath & Body Works and Express stores.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our certificate of incorporation and by-laws. Copies of our certificate of incorporation and by-laws are incorporated by reference and will be sent upon request. See “Where You Can Find More Information.”

Authorized Capital Stock

Under our charter, our authorized capital stock consists of:

•	1,000,000,000 shares of common stock with $.50 par value,

•	10,000,000 shares of preferred stock with $1.00 par value.

On July 31, 2010, there were outstanding:

•	323 million shares of our common stock; and

•	no shares of our preferred stock.
On January 31, 2010, there were outstanding:

•	employee stock options and restricted stock awards to issue approximately 24 million shares of our common stock.

Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “LTD.”

Common Stock

If we offer shares of common stock, the prospectus supplement or term sheet will set forth the number of shares offered, the public offering price, information regarding our dividend history and common stock prices as reflected on the New York Stock Exchange or other exchange that the common stock is then listed, including a recent reported last sale price of the common stock.

The outstanding shares of common stock are, and any shares of common stock issued will be, duly authorized, validly issued, fully paid and nonassessable.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.

Dividend Rights

Subject to the rights of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor.

Rights upon Liquidation or Dissolution

In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion or redemption rights.

Preferred Stock

The following summary contains a description of some of the principal terms of our preferred stock. This description of the principal provisions of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our certificate of incorporation relating to each particular series of preferred stock. The particular terms of any series of preferred stock we offer, including the extent to which the terms described below may apply to that series of preferred stock, will be described in a prospectus supplement relating to that series of preferred stock.

Serial Preferred Stock

Under our certificate of incorporation, without further stockholder action, our Board of Directors is authorized to provide for the issuance of up to 10,000,000 shares of preferred stock. Preferred stock may be issued in one or more series, with such designations of titles, dividend rates, any redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding-up of Limited Brands, Inc., any sinking fund provisions, any conversion provisions, any voting rights, and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions as shall be set forth as and when established by our Board of Directors.

The shares of any series of serial preferred stock will be, when issued, fully paid and nonassessable and the holders will have no preemptive rights in connection with the preferred stock.

Blank Check Preferred Stock

Under our certificate of incorporation, our Board of Directors has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such class or series, including the dividend rights, voting rights, the rights and terms of redemption, the rights and terms of conversion, liquidation preferences, the number of shares constituting any such class or series and the designation of such class or series. Acting under this authority, our Board of Directors could create and issue a class or series of preferred stock with rights, privileges or restrictions, and adopt a stockholder rights plan having the effect of, discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of Limited Brands, Inc. by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of Limited Brands, Inc. without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description of the terms of the debt securities provides certain general terms and provisions of the debt securities and any related guarantees to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the debt securities offered and the extent, if any, to which the general provisions apply to the debt securities.

We will issue senior debt securities under an indenture, dated as of March 15, 1988, between us and The Bank of New York, as trustee, as amended by a supplemental indenture, dated as of May 31, 2005, among us, The Bank of New York, as resigning trustee, and The Bank of New York Trust Company, N.A., as successor trustee; as further amended by the second supplemental indenture, dated as of July 17, 2007 between us and The Bank of New York Trust Company, N.A., as trustee; and as further amended by the third supplemental indenture, dated as of May 4, 2010 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Indenture”).

We will issue subordinated debt securities under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Indenture”).

If so provided in a prospectus supplement or term sheet, the debt securities will have the benefit of the guarantees from the guarantors. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the guarantees.

Copies of each indenture and the supplemental indentures are filed as exhibits to the registration statement to which this prospectus relates. The following summary of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures. Numerical references in parentheses below are to sections in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, we intend that these sections or defined terms shall be incorporated herein by reference.

General

The debt securities will be unsecured general obligations of Limited Brands, Inc. and will constitute either senior or subordinated debt of Limited Brands, Inc. With respect to the subordinated debt securities, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities), or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

As a holding company, our principal source of funds is dividends and advances from subsidiaries. Also, because we are a holding company, our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or reorganization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that Limited Brands, Inc. may itself be a creditor with allowable claims against the subsidiary.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character will be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities) or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any designated senior indebtedness, as such event of default is defined in the instrument creating or evidencing such designated senior indebtedness, permitting the holders of such designated senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of designated senior indebtedness gives written notice of the event of default to the trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of designated senior indebtedness terminating the blockage period (as defined below), during the period commencing on the date of receipt of such default notice by the trustee and ending 179 days thereafter, neither we nor any other person on our behalf will:

•
make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities); or

•	acquire any of the subordinated debt securities for cash, property or otherwise.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the designated senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the representative of such designated senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

“Senior indebtedness” means:

(1)
the principal, including redemption payments, premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed, (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party and (c) guarantees of any of the foregoing;

(2)	all of our capital lease obligations;

(3)
all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(4)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us; and

(7)	any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred,

except, in each case, for the subordinated debt securities and (i) any such other securities to be issued by us in the future that contain express terms, or are issued under a deed, indenture or other instrument, which contains express terms, providing that such securities are subordinate to or rank equal with the subordinated debt securities, (ii) trade accounts payable or accrued liabilities arising in the ordinary course of business and (iii) indebtedness owed by us to our subsidiaries, which also will rank equally in right of payment and upon liquidation to the subordinated debt securities.

Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee for any of the holders.

“Permitted junior securities” means:

•	our capital stock; or

•
debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all senior indebtedness and any debt securities issued in exchange for senior indebtedness that are subordinated to substantially the same extent as, or to a greater extent than, the subordinated debt securities are subordinated to the senior indebtedness under the indenture.

“Designated senior indebtedness” means any senior indebtedness the principal amount of which is at least $20.0 million or more at the time we designate such senior indebtedness as designated senior indebtedness in a writing delivered to the trustee.

Each indenture provides that debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture or pursuant to a resolution of our Board of Directors, any duly authorized committee of the Board of Directors or any committee of officers or other representatives of Limited Brands, Inc. duly authorized by the Board of Directors for this purpose.

Each indenture provides Limited Brands, Inc. with the ability to “reopen” a previous issue of a series of debt securities and to issue additional debt securities of such series. The indentures do not limit or otherwise restrict the amount of indebtedness which may be issued in accordance with it or that may otherwise be issued by us or any of our subsidiaries. (Sections 301 and 1301)

The indentures do not contain any covenants or provisions that would afford holders of debt securities protection in the event of a highly-leveraged transaction, reorganization, restructuring or similar transaction.

You should refer to the prospectus supplement relating to a particular series of debt securities for the terms of those debt securities, including, where applicable:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount, currency or currencies and denominations of the debt securities;

•	the price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

•	the date or dates of maturity;

•	the currency or currencies in which the relevant debt securities are being sold and in which the principal of, premium if any, or interest on these debt securities will be payable and, if the holders of any of these debt securities may elect the currency in which payments according to such debt securities are to be made, the manner of the election;

•	the annual rate or rates (which may be fixed, variable or zero) at which the relevant debt securities will bear interest;

•	the date from which the interest on the relevant debt securities will accrue, the dates on which this interest will be payable and the date on which payment of this interest will commence;

•
provisions relating to the deferral of interest payments or extension of interest payments on the subordinated debt securities, including the duration of any such deferral or extension period and the maximum period during which interest payments may be deferred or extended and any provisions relating to the obligations of the Company or limitations on claims of Holders with respect to deferred interest;

•
if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which these amounts shall be determined;

•
if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on the prices of securities or commodities, with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the manner in which this amount shall be determined;

•
the dates on which and the price or prices at which the relevant debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any optional redemption or required repayment;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary (see definition below) for such global security or securities;

•
whether the subordinated debt securities will be convertible or exchangeable into shares of common stock or preferred stock, or any of our other capital stock, or any capital stock of any other issuer, cash, or any other property, or any combination of the foregoing, the terms on which such subordinated debt securities are convertible and any requirements relating to the reservation of such shares of common stock or preferred stock for purposes of conversion;

•	any listing of debt securities on any securities exchange;

•
whether and the extent that debt securities shall be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•	the terms of any debt warrants offered together with the relevant debt securities; and

•	any other specific terms of or matters relating to the relevant debt securities.

The debt securities will be issuable only in fully registered form without coupons or in the form of one or more global securities, as described below under “global securities.” Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S. $1,000 and any integral multiple of this amount. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations. (Sections 302 and 305)

If the amount of payments of principal of, premium, if any, or any interest on debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to these debt securities and this index or formula, securities or commodities will be described in the relevant prospectus supplement.

If the principal of, premium, if any, or any interest on debt securities of any series is payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the relevant prospectus supplement.

Holders of debt securities (other than global securities) may present them for transfer (with the form of transfer endorsed thereon duly executed) or exchange for other debt securities of the same series at the office of any transfer agent or such other agency as may be designated by Limited Brands, Inc. without service charge and upon payment of any taxes and other governmental charges as described in the indenture. (Section 305)

Payment of principal of and premium, if any, on debt securities will be made in the designated currency against surrender of any debt securities at the Corporate Trust Office of the trustee in The City of New York. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name a relevant debt security is registered at the close of business on the regular record date for such interest. Unless otherwise indicated in the prospectus supplement, payments of such interest will be made at the Corporate Trust Office of the trustee in The City of New York or by a check in the designated currency mailed to the holder at such holder’s registered address. (Sections 307 and 501)

All moneys paid by us to a paying agent for the payment of principal of, or premium, if any, or interest on any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 503)

Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any original issue discount securities will be described in the relevant prospectus supplement. “Original issue discount security” means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an event of default and the continuation thereof. (Section 101)

Global Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by a depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 303)

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements, unless otherwise specified in the relevant prospectus supplement.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). The accounts to be credited will be designated by the underwriters or agents with respect to such debt securities or by us if such securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for such global security or by participants or persons that hold beneficial interests through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of any debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement.  We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of a global security representing such debt securities. Limited Brands, Inc., the trustee or any paying agent for such debt securities will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or securities for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

We expect that the depositary for a series of debt securities, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security or securities for such debt securities as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security or securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If a depositary for a series of debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue debt securities of such series in definitive form in exchange for the global security or securities representing such series of securities. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for the global security or securities representing such series of debt securities. (Section 305)

Further, if we make this decision with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us and the depositary for such global security, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by such global security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such debt securities in definitive form. Debt securities of such series so issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples of such amount and will be issued in registered form only without coupons. (Section 305)

Limitations on Liens under the Senior Debt Indenture

We have agreed under the Senior Debt Indenture that we will not, and will not permit any subsidiary (as defined below) to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of voting stock (as defined below) of any significant subsidiary (as defined below), whether such voting stock is now owned or is hereafter acquired, without providing that each series of senior debt securities issued under such indenture (together with, if we shall so determine, any other indebtedness or obligations of Limited Brands, Inc. or any subsidiary ranking equally with such senior debt securities and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of voting stock of any corporation at the time it becomes a significant subsidiary. (Section 504)

The term “subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by us or one or more other subsidiaries, or by us and one or more other subsidiaries. (Section 101)

The term “significant subsidiary” means a subsidiary (treated for purposes of this definition on a consolidated basis together with its subsidiaries) which meets any of the following conditions:

•
our and our other subsidiaries’ investments in and advances to the subsidiary exceed ten percent of the total assets of ours and our subsidiaries consolidated as of the end of the most recently completed fiscal year;

•
our and our other subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds ten percent of the total assets of ours and our subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•
our and our other subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary exceeds ten percent of such income of ours and our subsidiaries consolidated for the most recently completed fiscal year. (Section 504)

The term “voting stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of a corporation; provided that, for the purpose of such definition, capital stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered voting stock whether or not such event shall have occurred. (Section 504)

Limitations on Mergers and Sales of Assets

We have agreed under each indenture not to consolidate with or merge into another corporation, or sell other than for cash or lease all or substantially all our assets to another corporation, or purchase all or substantially all the assets of another corporation, unless

•
either Limited Brands, Inc. is the continuing corporation or the successor corporation (if other than Limited Brands, Inc.) expressly assumes by supplemental indenture the obligations of the debt securities (in which case, except in the case of such a lease, we will be discharged from these obligations) and

•
immediately after the merger, consolidation, sale or lease, we or the successor corporation (if other than us) would not be in default in the performance of any covenant or condition of the respective indenture. (Sections 505 and 1401 of the Senior Debt Indenture and Section 801 of the Subordinated Debt Indenture).

Subsidiary Guarantees

Each prospectus supplement or term sheet will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates.

If so provided in a prospectus supplement or term sheet, the notes issued under the Senior Debt Indenture will be guaranteed (each such guarantee being referred to as a “Senior Subsidiary Guarantee”), on a joint and several senior unsecured basis by each of the guarantors on the date such notes are issued. If so provided in a prospectus supplement or term sheet, the notes issued under the Subordinated Debt Indenture will be guaranteed (each such guarantee being referred to as a “Subordinated Subsidiary Guarantee”, together with the Senior Subsidiary Guarantee, the “Subsidiary Guarantee”), on a joint and several subordinated unsecured basis by each of the guarantors on the date such notes are issued. As of November 5, 2010, the guarantors will consist of the following subsidiaries: Bath & Body Works Brand

Management, Inc.; Bath & Body Works, LLC; beautyAvenues, Inc.; Intimate Brands, Inc.; Limited Brands Direct Fulfillment, Inc.; Limited Service Corporation; Limited Store Planning, Inc.; Mast Industries, Inc.; Victoria’s Secret Direct Brand Management, LLC; Victoria’s Secret Stores Brand Management, Inc. and Victoria’s Secret Stores, LLC. The obligations of a guarantor under its Subsidiary Guarantee will be limited to the extent necessary to prevent the obligations of such guarantor under its Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Modification of the Indentures

Each indenture contains provisions permitting us and the trustee, without the consent of the holders of debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under each indenture by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities at the time outstanding of each series which are affected thereby, to modify each indenture or any supplemental indenture or the rights of the holders of the debt securities of such series to be affected; provided that no such modification will:

•
extend the fixed maturity of any debt securities, reduce the rate or extend the time of payment of interest thereon (except for any deferral of interest permitted pursuant to Section 3.01), reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of original issue discount securities payable on any date, change the coin or currency in which principal of or any premium or interest on any debt securities is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each debt security so affected, or

•
reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any such modification or for the waiver of past default in the case of subordinated debt securities, without the consent of the holders of all debt securities of such series then outstanding, or

•	with respect to the subordinated debt securities, modify any provision of Section 606, 1302 or Section 506 of the Subordinated Debt Indenture or

•	modify without the written consent of the trustee the rights, duties or immunities of the trustee. (Sections 1301 and 1302)

Defaults

The Senior Debt Indenture provides that events of default with respect to any series of debt securities will be:

•	default for 30 days in payment of interest upon any debt security of such series;

•	default in payment of principal (other than a sinking fund installment) or premium, if any, on any debt security of such series;

•	default for 30 days in payment of any sinking fund installment when due by the terms of the debt securities of such series;

•
default, for 90 days after notice, in the performance of any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series);

•	certain events of bankruptcy or insolvency. (Section 601); and

The Subordinated Debt Indenture provides that the failure to pay deferred interest on any subordinated debt securities for a period of 30 days after the conclusion of any permitted deferral period constitutes an event of default. (Section 601)

Additional events of default may be applicable to a series of debt securities if so provided in the supplemental indenture or board resolution applicable to such series. The prospectus supplement will describe any such additional events of default. If an event of default with respect to debt securities of any series should occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding may declare each debt security of that series due and payable. (Section 602) We will be required to file annually with the trustee a statement of an officer as to the fulfillment of our obligations under the indenture during the preceding year. (Section 506 of the Senior Debt Indenture and Section 505 of the Subordinated Debt Indenture)

No event of default with respect to a single series of debt securities issued under each indenture (and under or pursuant to any supplemental indenture or board resolution) necessarily constitutes an event of default with respect to any other series of debt securities. (Section 602)

Holders of a majority in aggregate principal amount of the debt securities of any series then outstanding will be entitled to control certain actions of the trustee under the indenture and to waive past defaults with respect to such series. (Sections 602 and 606) Subject to the provisions of each indenture relating to the duties of the trustee, the trustee will not be under any obligation to exercise any of the rights or powers vested in it by the respective indenture at the request, order or direction of any of the holders of debt securities, unless one or more of such holders of debt securities shall have offered to the trustee security or indemnity satisfactory to it. (Section 1001)

If an event of default occurs and is continuing with respect to a series of debt securities, any sums held or received by the trustee under each indenture may be applied to reimburse the respective trustee for its reasonable compensation and expenses incurred prior to any payments to holders of debt securities of such series. (Section 605)

The right of any holder of any series of debt securities to institute an action for any remedy (except such holder’s right to enforce payment of the principal of, and premium, if any, and interest on such holder’s debt security when due) will be subject to certain conditions precedent, including a written notice to the trustee by such holder of the occurrence of one or more events of default with respect to such series of debt securities, a request to the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding to take action and an offer satisfactory to the trustee of security and indemnity against liabilities incurred by it in so doing. (Section 607 of the Senior Debt Indenture and Section 602 of the Subordinated Debt Indenture)

Satisfaction and Discharge of the Indenture

At our request, an indenture will be cancelled by the trustee and the guarantees will be discharged if all sums due to the trustee under such indenture have been paid in full and

•	all debt securities previously issued under such indenture have been cancelled or delivered to the trustee for cancellation,

•
the principal of and premium, if any, and the amounts due upon conversion or exchange of, if applicable, and interest on, all debt securities issued under such indenture then outstanding have been paid in full, or

•
funds have been deposited with the trustee at the maturity of the debt securities sufficient to pay in full the principal of, and premium, if any, and interest on all debt securities then outstanding. (Sections 1101 and 1102)

Defeasance

If so described in the prospectus supplement relating to debt securities of a specific series, we may discharge our indebtedness and our obligations, together with the obligations of the guarantors, or terminate certain of our obligations under the relevant indenture with respect to the debt securities of such series by depositing funds or obligations issued or guaranteed by the United States of America with the trustee. The prospectus supplement will more fully describe the provisions, if any, relating to such discharge or termination of obligations. (Sections 1103 and 1104)

Concerning the Trustee

The Bank of New York Trust Company, N.A., now known as the Bank of New York Mellon Trust Company, N.A., will be the trustee under each indenture. We have and may from time to time in the future have banking relationships with the trustee in the ordinary course of business.

Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Subject to the terms of each indenture, the holders of a majority in principal amount of the securities issued and outstanding under each indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee.

In case an event of default occurs, and is continuing under either indenture and is actually known to a responsible officer of the trustee, the trustee will exercise such of the rights and powers vested in it by the respective indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under either indenture at the request of any of the holders of securities issued under such indenture (including the subordinated debt securities) unless they will have offered to the trustee security and indemnity satisfactory to it.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities, separately or together in units, in several ways, including:

•	through underwriters or dealers;

•	through agents; or

•	directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to Limited Brands, Inc. from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer’s commission. We anticipate that any underwriting agreement pertaining to any such securities will:

•
entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act of 1933 (the “Act”) or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

•	provide that the obligations of the underwriters will be subject to certain conditions precedent; and

•	provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with, or perform services for, Limited Brands, Inc. and its subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 30, 2010 as set forth in their report (which contains an explanatory paragraph regarding the Company’s change in accounting principle as described in Note 2 to the consolidated financial statements) and the effectiveness of our internal control over financial reporting as of January 30, 2010, as set forth in their report. Such reports are incorporated by reference in this registration statement and related prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of the Company for the thirteen and twenty-six week periods ended July 31, 2010 and August 1, 2009 and the thirteen week periods ended May 1, 2010 and May 2, 2009, incorporated by reference in this registration statement and related prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated September 7, 2010 and June 3, 2010 included in the Company’s Quarterly Reports on Form 10-Q for the thirteen and twenty-six week periods ended July 31, 2010 and the thirteen week period ended May 1, 2010, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrants in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

Amount to be Paid
Registration fee	$(1)
Printing	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Trustee fees	(2)
Rating agency fees	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)
TOTAL	$(2)

(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r).
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

We are a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation of Limited Brands includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of Limited Brand’s directors to Limited Brands or its stockholders for monetary damages for breach of fiduciary as director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, Limited Brands’ Amended and Restated By-Laws provide that every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was serving as a director or officer of Limited Brands or is or was serving at the request of Limited Brands as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a member of any committee or similar body, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses (including attorney’s fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by Limited Brands in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by Limited Brands as authorized by the relevant sections of the DGCL.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of directors and officers of the Registrants by the underwriters against certain liabilities.

Item 16.	Exhibits

See Exhibit Index.

Item 17.	Undertakings

Each undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus required to be filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus filed by the Registrant pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Limited Brand’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 5, 2010.

LIMITED BRANDS, INC.

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Executive Vice President and Chief Financial Officer
(Mr. Burgdoerfer is the principal financial officer and the principal accounting officer and has been duly authorized to sign on behalf of the Registrant)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie H. Wexner, Stuart B. Burgdoerfer, Douglas L. Williams and Martyn R. Redgrave, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Leslie H. Wexner	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 5, 2010
Leslie H. Wexner
/s/ Stuart B. Burgdoerfer	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 5, 2010
Stuart B. Burgdoerfer

/s/ Dennis S. Hersch	Director	November 5, 2010
Dennis S. Hersch
	Director	November 5, 2010
James L. Heskett

/s/ Donna A. James	Director	November 5, 2010
Donna A. James

/s/ David T. Kollat	Director	November 5, 2010
David T. Kollat

Signature	Title	Date

/s/ William R. Loomis, Jr.	Director	November 5, 2010
William R. Loomis, Jr.

/s/ Jeffrey H. Miro	Director	November 5, 2010
Jeffrey H. Miro

/s/ Allan R. Tessler	Director	November 5, 2010
Allan R. Tessler

/s/ Abigail S. Wexner	Director	November 5, 2010
Abigail S. Wexner

/s/ Raymond Zimmerman	Director	November 5, 2010
Raymond Zimmerman

GUARANTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 5, 2010.

BATH & BODY WORKS BRAND MANAGEMENT, INC.
BEAUTYAVENUES, INC.
INTIMATE BRANDS, INC.
LIMITED BRANDS DIRECT FULFILLMENT, INC.
LIMITED SERVICE CORPORATION
LIMITED STORE PLANNING, INC.
MAST INDUSTRIES, INC.
VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC.

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Principal Financial Officer, Principal Accounting Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie H. Wexner, Stuart B. Burgdoerfer, Douglas L. Williams and Timothy J. Faber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Leslie H. Wexner	Principal Executive Officer	November 5, 2010
Leslie H. Wexner
/s/ Stuart B. Burgdoerfer	Principal Financial Officer, Principal Accounting Officer and Director	November 5, 2010
Stuart B. Burgdoerfer

/s/ Douglas L. Williams	Director	November 5, 2010
Douglas L. Williams

GUARANTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 5, 2010.

BATH & BODY WORKS, LLC VICTORIA’S SECRET STORES, LLC By: LIMITED BRANDS STORE OPERATIONS, INC., its sole member

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Principal Financial Officer, Principal Accounting Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie H. Wexner, Stuart B. Burgdoerfer, Douglas L. Williams and Timothy J. Faber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Leslie H. Wexner	Principal Executive Officer	November 5, 2010
Leslie H. Wexner
/s/ Stuart B. Burgdoerfer	Principal Financial Officer, Principal Accounting Officer and Director	November 5, 2010
Stuart B. Burgdoerfer

/s/ Douglas L. Williams	Director	November 5, 2010
Douglas L. Williams

GUARANTOR SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 5, 2010.

VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC
By:	VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC., its sole member

By:	/s/ Stuart B. Burgdoerfer
	Name:	Stuart B. Burgdoerfer
	Title:	Principal Financial Officer, Principal Accounting Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie H. Wexner, Stuart B. Burgdoerfer, Douglas L. Williams and Timothy J. Faber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Leslie H. Wexner	Principal Executive Officer	November 5, 2010
Leslie H. Wexner
/s/ Stuart B. Burgdoerfer	Principal Financial Officer, Principal Accounting Officer and Director	November 5, 2010
Stuart B. Burgdoerfer

/s/ Douglas L. Williams	Director	November 5, 2010
Douglas L. Williams

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Proposed form of Terms Agreement (including Annex A thereto) which constitutes the Underwriting Agreement for Debt Securities and Warrants to purchase Debt Securities

1.2	Proposed form of Underwriting Agreement for Securities other than Debt Securities and Warrants to purchase Debt Securities (to be filed on Form 8-K or by amendment)

4.1.1	Indenture dated as of March 15, 1988 between the Registrant and The Bank of New York (filed as Exhibit 4.1 to the Registration Statement on Form S-3 (Reg. No. 333-105484) filed May 22, 2003)

4.1.2
First Supplemental Indenture dated as of May 31, 2005 among the Registrant, The Bank of New York and The Bank of New York Trust Company, N.A. (filed as Exhibit 4.1.2 to the Registration Statement on Form S-3 (Reg. No. 333-125561) filed June 6, 2005)

4.1.3
Second Supplemental Indenture dated as of July 17, 2007 between the Registrant and The Bank of New York Trust Company, N.A. (filed as Exhibit 4.1.3 to the Registration Statement on Form S-3 (Reg. No. 333-146420) filed October 1, 2007)

4.1.4*	Third Supplemental Indenture dated as of May 4, 2010 between the Registrant and The Bank of New York Mellon Trust Company, N.A.

4.1.5
Form of Subordinated Debt Indenture between the Registrant and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.)(filed as Exhibit 4.1.4 to the Registration Statement on Form S-3 (Reg. No. 333-146420) filed October 1, 2007)

4.2
Form of Warrant Agreement for warrants sold attached to Debt Securities, with form of Warrant Certificate attached as Exhibit A thereto (filed as Exhibit 4.2 to the Registration Statement on Form S-3 (Reg. No. 33-53366) filed October 16, 1992)

4.3
Form of Warrant Agreement for warrants sold alone, with form of Warrant Certificate attached as Exhibit A thereto (filed as Exhibit 4.3 to the Registration Statement on Form S-3 (Reg. No. 33-53366) filed October 16, 1992)

5.1*	Opinion of Davis Polk & Wardwell LLP

12.1*	Computation of Ratios of Earnings to Fixed Charges

15.1*	Letter of Awareness from Ernst & Young LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Davis Polk & Wardwell LLP (included in opinion filed herewith as Exhibit 5.1)

24.1*	Powers of Attorney (included on signature pages)

25.1*	Form T-1 Statement of Eligibility of Trustee for the Senior Debt Indenture

25.2*	Form T-1 Statement of Eligibility of Trustee for the Subordinated Debt Indenture

*	Filed herewith.